Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our audit report dated April 9, 2009, which is included in the Annual Report on Form 10-K of Freshwater Technologies, Inc., in the Company’s Registration Statement on Form S-8 pertaining to the “2010 Non-Qualified Stock Plan”.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 20, 2010